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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 26, 2000


                        VoiceStream Wireless Corporation
                        --------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                     000-29667                 91-1983600
          --------                     ---------                 ----------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


3650 131st Avenue S.E. Bellevue, Washington                    98006
-------------------------------------------                    -----
  (Address of principal executive offices)                   (Zip Code)


       Registrant's telephone number, including area code: (425) 653-4600


                                 Not Applicable
          (Former name or former address, if changed since last report)
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           On August 26, 2000, VoiceStream Wireless Corporation ("VoiceStream")
entered into a definitive merger agreement with Powertel, Inc. ("Powertel") providing for the merger of VoiceStream and Powertel (the "VoiceStream-Powertel Agreement"). If the merger is completed, Powertel will become a wholly-owned subsidiary of VoiceStream, and each share of Powertel common stock will be converted into the right to receive a number of shares of VoiceStream common stock determined as follows (the "Conversion Number"): (i) 0.75 of a share of VoiceStream common stock if the VoiceStream Average Closing Price (as defined below) is $113.33 or below; (ii) 0.65 of a share of VoiceStream common stock if the VoiceStream Average Closing Price is $130.77 or above; and (iii) if the VoiceStream Average Closing Price is greater than $113.33 and less than $130.77, the quotient determined by dividing $85.00 by the VoiceStream Average Closing Price. Each share of Powertel preferred stock will be converted into the right to receive a number of shares of VoiceStream common stock determined by multiplying (A) the Conversion Number by (B) the sum of (i) the number of shares of Powertel common stock into which such share of Powertel preferred stock would be converted as of the effective time of the merger plus (ii) with respect to Powertel's Series E Preferred Stock and Series F Preferred Stock, the number of shares of Powertel common stock that represent accrued or declared but unpaid dividends on such shares. The "VoiceStream Average Closing Price" means the volume weighted average closing price (based on the Nasdaq National Market System ("Nasdaq") composite volume published by the Wall Street Journal) of the VoiceStream common stock as publicly reported for the Nasdaq as of 4:00 p.m. Eastern Time for ten (10) trading days randomly selected by lot out of the last twenty (20) trading days ending five (5) trading days prior to the closing date of the merger.

           The completion of the merger is subject to regulatory approvals and other customary conditions, including the approval of VoiceStream and Powertel stockholders. Certain VoiceStream stockholders beneficially owning in the aggregate more than 50% of the outstanding VoiceStream common stock (calculated as of the date of the VoiceStream-Powertel Agreement) have entered into agreements with Powertel in which these stockholders have agreed, among other things, to vote their shares in favor of the merger. Copies of these agreements will be filed as exhibits to a Schedule 13D, which VoiceStream expects to file on or shortly after the date of this filing. Certain Powertel stockholders beneficially owning in the aggregate more than 50% of the outstanding Powertel common stock (calculated as of the date of the VoiceStream-Powertel Agreement) have entered into agreements with VoiceStream in which these stockholders have agreed, among other things, to vote their shares in favor of the merger. Copies of these agreements are expected to be filed as exhibits to a Form 8-K to be filed by Powertel on or shortly after the date of this filing.

           On July 23, 2000, VoiceStream and Deutsche Telekom AG, an AKTIENGESELLSCHAFT ("DT") entered into a definitive merger agreement providing for the acquisition of VoiceStream by DT (the "DT-VoiceStream Agreement"). If the merger of DT and VoiceStream is consummated, the VoiceStream-Powertel Agreement will terminate automatically. On August 26, 2000, Powertel also entered into a definitive merger agreement with DT, which, if consummated, will result in Powertel becoming a wholly-owned subsidiary of DT (the "DT-Powertel Agreement"). The DT-Powertel Agreement will terminate automatically in the event the DT-VoiceStream Agreement is terminated. It is a closing condition of the VoiceStream-Powertel Agreement that both the DT-VoiceStream Agreement and the DT-Powertel Agreement have terminated in accordance with their respective terms.

           A copy of the VoiceStream-Powertel Agreement is attached hereto as
Exhibit 2.1 and is incorporated herein by reference. The summary contained in this Item 5 is qualified by reference
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to such exhibit. A copy of the press release announcing the VoiceStream-Powertel
Agreement is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

        (c) Exhibits

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Exhibit Number        Description of Exhibit
--------------------------------------------------------------------------------
2.1                   Agreement and Plan of Reorganization, dated as of
                      August 26, 2000, between VoiceStream Wireless Corporation
                      and Powertel, Inc. Annexes and certain other attachments
                      to this Exhibit have not been filed; upon request,
                      VoiceStream will furnish supplementally to the Commission
                      a copy of any omitted annex or attachment.
--------------------------------------------------------------------------------
99.1                  Press release dated August 27, 2000.
--------------------------------------------------------------------------------



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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 31, 2000                  VOICESTREAM WIRELESS CORPORATION
                                       (Registrant)


                                       By: /s/ CREGG B. BAUMBAUGH
                                           ----------------------------------
                                           Name:  Cregg B. Baumbaugh
                                           Title:  Executive Vice President -
                                           Finance, Strategy and Development
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EXHIBIT LIST

--------------------------------------------------------------------------------
Exhibit Number        Description of Exhibit
--------------------------------------------------------------------------------
2.1                   Agreement and Plan of Reorganization, dated as of
                      August 26, 2000, between VoiceStream Wireless Corporation
                      and Powertel, Inc. Annexes and certain other attachments
                      to this Exhibit have not been filed; upon request,
                      VoiceStream will furnish supplementally to the Commission
                      a copy of any omitted annex or attachment.
--------------------------------------------------------------------------------
99.1                  Press release dated August 27, 2000.
--------------------------------------------------------------------------------